SEVENTH SUPPLEMENTAL INDENTURE
This SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of April 27, 2018, among (i) Oasis Petroleum Permian LLC, a Delaware limited liability company (the “New Subsidiary Guarantor”) and an indirect subsidiary of Oasis Petroleum Inc., a Delaware corporation (the “Company”), (ii) the Company, (iii) the existing Subsidiary Guarantors (as defined in the Indenture referred to herein) and (iv) U.S. Bank National Association, as trustee under the Indenture referred to below (or its permitted successor, the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 2, 2011 (the “Base Indenture”), by and between the Company and the Trustee, as amended and supplemented by the First Supplemental Indenture thereto, dated as of February 2, 2011, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee, the Second Supplemental Indenture thereto, dated as of September 19, 2011, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee, the Third Supplemental Indenture thereto, dated as of June 18, 2013, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee, the Fourth Supplemental Indenture thereto, dated as of September 24, 2013, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee, the Fifth Supplemental Indenture thereto, dated as of October 26, 2015, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee, and the Sixth Supplemental Indenture thereto, dated as of October 25, 2017, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee (the Base Indenture, as so amended and supplemented, the “Indenture”), providing for, among other things, the issuance of the Company’s 7.25% Senior Notes due 2019 and 6.875% Senior Notes due 2022 (together, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the New Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall become a Subsidiary Guarantor; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Seventh Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The New Subsidiary Guarantor hereby agrees to provide an unconditional Securities Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article Fourteen thereof.
3.    EXECUTION AND DELIVERY. The Subsidiary Guarantee of the New Subsidiary Guarantor shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the New Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the New Subsidiary Guarantor under the Notes, the Subsidiary Guarantees, the Indenture or this Seventh Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.

5.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SEVENTH SUPPLEMENTAL INDENTURE.
6.    COUNTERPARTS. The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Subsidiary Guarantor and the Company.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed and attested, all as of the date first above written.
NEW SUBSIDIARY GUARANTOR:
OASIS PETROLEUM PERMIAN LLC
By:_/s/ Michael H. Lou_______________
    Name: Michael H. Lou
    Title: Executive Vice President and CFO
EXISTING SUBSIDIARY GUARANTORS:
OASIS PETROLEUM LLC
OASIS PETROLEUM NORTH AMERICA LLC
OASIS WELL SERVICES LLC
OASIS PETROLEUM MARKETING LLC
OASIS MIDSTREAM SERVICES LLC
OMS HOLDINGS LLC
By:_/s/ Michael H. Lou_______________
    Name: Michael H. Lou
    Title: Executive Vice President and CFO
OMP GP LLC
By:_/s/ Richard N. Robuck____________
    Name: Richard N. Robuck
    Title: Senior Vice President and CFO
COMPANY:
OASIS PETROLEUM INC.
By:_/s/ Michael H. Lou_______________
    Name: Michael H. Lou
    Title: Executive Vice President and CFO
TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:_/s/ Alejandro Hoyos______________
Authorized Signatory

SIGNATURE PAGE TO
SEVENTH SUPPLEMENTAL INDENTURE